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                                                                     EXHIBIT 5.1

                          [BINGHAM, DANA & GOULD LLP]

                                March 21, 1997

LeCroy Corporation
700 Chestnut Ridge Road
Chestnut Ridge, NY 10977

        Re: Registration Statement on Form-S-3
        Under the Securities Act of 1933, as Amended
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Ladies and Gentlemen:

        We have acted as counsel to LeCroy Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,300,000 shares (including approximately 667,853 shares offered by the Company and approximately 1,332,147 shares offered by certain stockholders of the Company, and also including an additional 300,000 shares that may be offered by the Company solely in order to cover over-allotments, if any) of Common Stock $0.01 par value per share (the "Shares") pursuant to a Registration Statement on Form S-3, File No. 333-22117 (as amended from time to time, the "Registration Statement"), initially filed by the Company with the Securities and Exchange Commission on February 20, 1997.

        We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements and other instruments, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby.
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LeCroy Corporation
March 21, 1997
Page 2

        We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing a document.

        We have also assumed that an Underwriting Agreement substantially in the form of Exhibit 1.1 to the Registration Statement, by and among the Company,
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certain of its stockholders named therein, and the underwriters named therein
(the "Underwriting Agreement"), will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Company and that the Shares will be sold and transferred only upon the payment therefor as provided in the Underwriting Agreement. We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

        This opinion is limited solely to the General Corporation Law of the State of Delaware as applied by the courts located in Delaware.

        Based upon the foregoing, we are of the opinion that the Shares to be sold by the selling stockholders referred to above and which have previously been issued by the Company have been validly issued and are fully paid and non-assessable, and the Shares to be sold by such selling stockholders and which are issuable upon exercise of certain warrants held by such selling stockholders, when so issued, delivered and paid for in accordance with the provisions of such warrants, and the Shares to be sold by the Company, when issued and delivered and paid for in accordance with the provisions of the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                                Very truly yours,



                                                /s/ BINGHAM, DANA & GOULD LLP
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                                                    BINGHAM, DANA & GOULD LLP